First Citizens BancShares, Inc. Second Quarter 2024 Earnings Conference Call July 25, 2024

2 Agenda Pages Section I – Second Quarter Overview & Strategic Priorities 5 – 8 Section II – Second Quarter 2024 Financial Results 9 – 26 Financial Highlights 10 – 11 Earnings Highlights 12 Net interest income, margin and betas 13 – 15 Noninterest income and expense 16 – 17 Balance Sheet Highlights 18 Loans and Leases 19 – 20 Deposits and Funding Mix 21 – 23 Credit Quality Trends and Allowance 24 – 25 Capital 26 Section III – Financial Outlook 27 – 28 Section IV – Appendix 29 – 45 Section V – Non-GAAP Reconciliations 46 – 52

3 Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political (including the upcoming U.S. election), geopolitical events (including conflicts in Ukraine and the Middle East) and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including recent interest rate hikes and any changes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums and the recently proposed interagency rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previous acquisition transactions, including the FDIC-assisted transaction with Silicon Valley Bridge Bank, N.A. (“SVB acquisition”) and the previously completed transaction with CIT Group Inc., or any future transactions. BancShares’ share repurchase program allows BancShares to repurchase shares of its Class A common stock through 2025. BancShares is not obligated under the share repurchase program to repurchase any minimum or particular number of shares, and repurchases may be suspended or discontinued at any time (subject to the terms of any Rule 10b5-1 plan in effect) without prior notice. The authorization to repurchase Class A common stock will be utilized at management’s discretion. The actual timing and amount of Class A common stock that may be repurchased will depend on a number of factors, including the terms of any Rule 10b5-1 plan then in effect, price, general business and market conditions, regulatory requirements, and alternative investment opportunities or capital needs. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its other filings with the SEC. Non-GAAP Measures Certain measures in this presentation, including those referenced as “adjusted”, are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation. This information can be found in the Financial Supplement located in the Quarterly Results section of our website at https://ir.firstcitizens.com/financial-information/quarterly-results/default.aspx. Certain financial results referenced as “Adjusted” in this presentation exclude notable items. The Adjusted financial measures are non-GAAP. Refer to Section V of this presentation for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measure. Reclassifications In certain instances, amounts reported for prior periods in this investor presentation have been reclassified to conform to the current financial statement presentation. Such reclassifications had no effect on previously reported stockholders’ equity or net income. BancShares modified its reportable segments during the first quarter of 2024. The Private Banking and Wealth Management components of the SVB segment were integrated into the General Bank segment. The SVB segment was renamed the SVB Commercial segment since it is comprised of the commercial business lines from the SVB acquisition, including Global Fund Banking and Technology and Healthcare Banking. The Direct Bank was previously allocated to the General Bank segment, but is now included in Corporate. Segment disclosures for 2023 periods included in this investor presentation were recast to reflect the segment reporting changes summarized above. Additionally, BancShares modified its loan disclosures by class in the first quarter of 2024. Loans were previously aggregated into Commercial, Consumer, and SVB portfolios, each of which consisted of several loan classes. Loans classes including the private bank, CRE, and other loan classes previously mapped to the SVB portfolio were mapped to the applicable loan classes within the Commercial and Consumer portfolios. The methodologies that we use to allocate items among our segments are dynamic and may be updated periodically to reflect enhanced expense base allocation drivers, changes in the risk profile of a segment or changes in our organizational structure. Accordingly, financial results may be revised periodically to reflect these enhancements. Important Notices Under review by external legal counsel

4 Glossary of Abbreviations and Acronyms The following is a list of certain abbreviations and acronyms used throughout this document. AFS – Available for Sale AI – Artificial intelligence ALLL – Allowance for Loan and Lease Losses AOCI – Accumulated Other Comprehensive Income Bps – Basis point(s); 1 bp = 0.01% C&I – Commercial and Industrial CET1 – Common Equity Tier 1 CRE – Commercial Real Estate EOP – End of Period EPS – Earnings Per Share FDIC – Federal Deposit Insurance Corporation FFR – Federal Funds Rate FFS – Fed Funds Sold FHLB – Federal Home Loan Bank FRB – Federal Reserve Bank FX – Foreign Exchange FY – Full Year GAAP – Accounting Principles Generally Accepted in the U.S. GFB – Global Fund Banking HQLS – High Quality Liquid Securities HTM – Held to Maturity IBD – Interest bearing deposits ID – Investor Dependent MSA – Metropolitan Statistical Area NCO – Net Charge-Off NII – Net Interest Income NIM – Net Interest Margin NM – Not Meaningful NPL – Nonperforming Loans OBS – Off balance sheet client funds PCD – Purchased Credit Deteriorated PPNR – Pre-Provision Net Revenue QTD – Quarter-to-date ROA – Return on Assets ROE – Return on Equity ROTCE – Return on Tangible Common Equity SLA – Shared Loss Agreement with the FDIC YTD – Year-to-date 2Q24 Additions OBS – Off balance sheet client funds 2Q24 Removals ACH – Automated clearing house CECL – Current Expected Credit Losses ETF – Exchange-Traded Fund FFR – Federal Funds Rate IPO – Initial Public Offering LFI – Large Financial Institution LP – Limited Partner VC – Venture Capital Archive ACL – Allowance for Credit Losses CAB - Community Association Banking NIB - Noninterest-bearing RBC - Risk-Based Capital TA - Tangible Assets TCE - Tangible Common Equity AUM – Assets Under Management AWA – Affluent Wealth Advisors LIBOR – London Inter-Bank Offered Rate LOC – Line of Credit MSA – Metropolitan Statistical Area PE – Private Equity RIA – Registered Investment Advisor SOFR – Secured Overnight Financing Rate VC – Venture Capital LTD – Long Term Debt RWA – Risk Weighted Assets

Second Quarter Overview & Strategic Priorities Section I

6 Second Quarter 2024 Snapshot First Citizens is a top 20 U.S. financial institution that provides a diverse set of offerings to retail, commercial and innovation economy clients. Key Accomplishments: ■ Financial results remained solid driven by strong NIM, controlled expenses and continued stabilization of credit. ■ Capital and liquidity positions remained strong, and we received approval for up to a $3.5 billion share repurchase plan. ■ Achieved strong loan growth in SVB Commercial as Global Fund Banking loans increased by 9.4% over the linked quarter; also drove quality loan growth in the General and Commercial Banks. ■ Grew deposit balances in SVB Commercial despite continued client cash burn, muted fundraising activity and migration to off balance sheet products. General Bank deposits continued to increase due to the successful execution of campaigns in the branch network. ■ Named to the 2024 Fortune 500 TM list of largest companies in the United States underscoring our status as one of the nation’s premier financial services companies. Financial Highlights: Adjusted EPS (1) $50.87 Adjusted ROE / ROA (1) 14.05% / 1.39% NIM 3.64% Adjusted Efficiency Ratio (1) 50.77% Loan / Deposit Growth (2) 11.80% / 4.00% CET1 Ratio (3) 13.33% (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Loan and deposit growth percentages are annualized using end of period balances. (3) The CET1 ratio represents a BancShares ratio and is preliminary pending completion of quarterly regulatory filings. Craig - highlighted capital numbers are draft.

7 $37.1 $36.2 $34.7 $34.0 $35.9 $70.4 $59.8 $58.1 $59.0 $59.3 2Q23 3Q23 4Q23 1Q24 2Q24 Note - Loan and deposit growth percentages represent quarterly growth between the indicated quarters using period end balances. $59.7 $61.0 $62.8 $63.7 $65.2 2Q23 3Q23 4Q23 1Q24 2Q24 $29.2 $35.6 $37.7 $39.8 $39.7 2Q23 3Q23 4Q23 1Q24 2Q24 ~ $5 B reduction due to off- balance sheet repos Loans ($ in billions) Loan & Deposit Trends Continue to prudently grow loan balances while executing on deposit gathering strategies. Deposits ($ in billions) $29.2 $30.2 $30.9 $31.7 $32.1 2Q23 3Q23 4Q23 1Q24 2Q24 $44.1 $41.9 $39.5 $39.8 $42.0 2Q23 3Q23 4Q23 1Q24 2Q24 General Bank Commercial Bank SVB Commercial $69.9 $69.1 $68.7 $71.2 $71.5 2Q23 3Q23 4Q23 1Q24 2Q24 General Bank Direct Bank SVB Commercial Change (%) 2Q24 vs 1Q24 2Q24 vs 2Q23 2.30% 9.29% Change (%) 2Q24 vs 1Q24 2Q24 vs 2Q23 1.22% 10.10% Change (%) 2Q24 vs 1Q24 2Q24 vs 2Q23 5.33% (4.90)% Change (%) 2Q24 vs 1Q24 2Q24 vs 2Q23 0.46% 2.31% Change (%) 2Q24 vs 1Q24 2Q24 vs 2Q23 (0.37)% 35.73% Metric Change (%) 2Q24 vs 1Q24 2Q24 vs 2Q23 OBS 0.42% (15.88)% Deposits 5.52% (3.24)% OBS client funds Deposits

8 Strategic Priorities First Citizens Strategic Priorities Risk Management • Maximize growth opportunities in our core lines of business and optimize funding by growing core deposits. • Deliver specialized business solutions across all business lines and channels. • Remain a key partner to the innovation economy. • Attract, retain and develop associates who align with our long-term direction and culture while scaling for continued growth. • Continue to build a leading culture based on behaviors that demonstrate our shared values, regardless of the legacy organization. • Execute on SVB integration to optimize revenue and deliver integration synergies, while retaining and growing client base. • Remain focused on balance sheet management to optimize our long- term liquidity position through core deposit growth. • Support regulatory readiness and successfully implement enhanced regulatory requirements. • Continue to enhance program to support compliance and position the bank for future growth. Client-Focused Business Model Talent & Culture Operational Efficiency Regulatory Readiness

Second Quarter 2024 Financial Results Section II

10 2Q24 Financial Results - Takeaways Quarter-to-date Year-to-date Mar 23 Dec 22 Mar 22 Mar 23 Dec 21 EPS $ 16.67 $ 20.94 $ 19.25 $ 20.77 $ 12.09 $ 12.82 $ 67.40 $ 77.24 $ 53.88 $ 51.88 ROE 11.05% 13.89% 12.49% 13.47% 10.96% 11.63% 11.15% 12.78% 12.84% 12.36 % ROTCE 11.70% 14.71% 13.17% 14.20% 12.00% 12.72% 11.78% 13.50% 14.12% 13.60 % ROA 0.93% 1.15% 1.16% 1.24% 1.20% 1.09% 1.01% 1.15% 1.33% 1.10 % PPNR ROA 1.70% 1.81% 1.72% 1.86% 1.33% 1.17% 1.84% 1.64% 1.41% 1.11 % NIM 3.36% 3.36% 3.40% 3.40% 2.56% 2.56% 3.14% 3.14% 2.55% 2.55 % Net charge-off ratio 0.14% 0.14% 0.10% 0.10% 0.04% 0.04% 0.12% 0.12% 0.08% 0.08 % Efficiency ratio 61.74% 54.08% 61.91% 53.32% 65.40% 62.51% 60.50% 56.40% 64.43% 64.34 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Approved a share repurchase plan in July 2024 for the repurchase of up to $3.5 billion in Class A common shares with repurchases expected to begin during the third quarter. 1 Achieved solid adjusted EPS, ROE and ROA results beating our expectations.2 Deposits grew $1.5 billion (4.0% annualized) from the linked quarter due to growth in the SVB Commercial and General Bank segments. 6 Second quarter venture activity revealed green shoots, partly attributed to an uptick in AI investment. While headwinds remain in 2024, we expect gradual improvements in 2H24 and into 2025. 7 Loans grew at an annualized rate of 11.8% during the quarter. Growth was strong across all segments with SVB Commercial continuing to experience loan growth. 5 Linked quarter NII increased for the first time since 3Q23. Headline NIM declined slightly (pace of decline slowed), while NIM ex accretion remained relatively stable. 3 Net charge-offs remained below 2H23 levels, and there are no emerging problems outside of pressure points previously disclosed. 4 Continued to refine and mature our regulatory capabilities and infrastructure to meet current requirements and to ensure future scalability. 8

11 2Q24 1Q24 2Q23 EPS $ 47.54 $ 50.87 $ 49.26 $ 52.92 $ 45.87 $ 52.60 ROE 13.13% 14.05% 13.97% 15.01% 14.35% 16.46 % ROTCE (non-GAAP) 13.53 14.48 14.42 15.50 14.91 17.10 ROA 1.30 1.39 1.36 1.46 1.31 1.49 PPNR ROA (non-GAAP) 1.97 2.08 1.99 2.12 2.00 2.34 NIM 3.64 3.64 3.67 3.67 4.11 4.11 NIM, ex accretion 3.36 3.36 3.35 3.35 3.59 3.59 Net charge-off ratio 0.38 0.38 0.31 0.31 0.47 0.47 Efficiency ratio 56.36 50.77 56.30 50.29 60.06 49.65 Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Financial Highlights Quarter-to-date Year-to-date Mar 23 Dec 22 Mar 22 Mar 23 Dec 21 EPS $ 16.67 $ 20.94 $ 19.25 $ 20.77 $ 12.09 $ 12.82 $ 67.40 $ 77.24 $ 53.88 $ 51.88 ROE 11.05% 13.89% 12.49% 13.47% 10.96% 11.63% 11.15% 12.78% 12.84% 12.36 % ROTCE 11.70% 14.71% 13.17% 14.20% 12.00% 12.72% 11.78% 13.50% 14.12% 13.60 % ROA 0.93% 1.15% 1.16% 1.24% 1.20% 1.09% 1.01% 1.15% 1.33% 1.10 % PPNR ROA 1.70% 1.81% 1.72% 1.86% 1.33% 1.17% 1.84% 1.64% 1.41% 1.11 % NIM 3.36% 3.36% 3.40% 3.40% 2.56% 2.56% 3.14% 3.14% 2.55% 2.55 % Net charge-off ratio 0.14% 0.14% 0.10% 0.10% 0.04% 0.04% 0.12% 0.12% 0.08% 0.08 % Efficiency ratio 61.74% 54.08% 61.91% 53.32% 65.40% 62.51% 60.50% 56.40% 64.43% 64.34 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Note – Adjusted columns, ROTCE and PPNR ROA represent non-GAAP measures: see Section V entitled Non-GAAP Reconciliations.

12 Reported Increase (decrease) 2Q24 vs. 1Q24 2Q24 vs. 2Q23 2Q24 1Q24 2Q23 $ % $ % Net interest income $ 1,821 $ 1,817 $ 1,961 $ 4 0.2% $ (140) (7.2) % Noninterest income 639 627 658 12 1.8 (19) (3.0) Net revenue 2,460 2,444 2,619 16 0.7 (159) (6.1) Noninterest expense 1,386 1,376 1,572 10 0.7 (186) (11.9) Pre-provision net revenue (1) 1,074 1,068 1,047 6 0.5 27 2.6 Provision for credit losses 95 64 151 31 49.6 (56) (37.2) Income before income taxes 979 1,004 896 (25) (2.6) 83 9.3 Income taxes 272 273 214 (1) (0.5) 58 27.3 Net income 707 731 682 (24) (3.4) 25 3.7 Preferred stock dividends 16 15 15 1 2.0 1 6.4 Net income available to common stockholders $ 691 $ 716 $ 667 $ (25) (3.5) % $ 24 3.6 % Adjustment for notable items 2Q24 1Q24 2Q23 Noninterest income $ (160) $ (149) $ (196) Noninterest expense (218) (222) (370) Provision for credit losses — — 1 Income taxes 10 20 75 Adjusted (Non-GAAP) (1) Increase (decrease) 2Q24 vs. 1Q24 2Q24 vs. 2Q23 2Q24 1Q24 2Q23 $ % $ % Net interest income $ 1,821 $ 1,817 $ 1,961 $ 4 0.2% $ (140) (7.2) % Noninterest income 479 478 462 1 0.1 17 3.7 Net revenue 2,300 2,295 2,423 5 0.2 (123) (5.1) Noninterest expense 1,168 1,154 1,202 14 1.1 (34) (2.9) Pre-provision net revenue (1) 1,132 1,141 1,221 (9) (0.8) (89) (7.2) Provision for credit losses 95 64 152 31 49.1 (57) (37.5) Income before income taxes 1,037 1,077 1,069 (40) (3.8) (32) (2.9) Income taxes 282 293 289 (11) (3.7) (7) (2.3) Net income 755 784 780 (29) (3.8) (25) (3.1) Preferred stock dividends 16 15 15 1 2.0 1 6.4 Net income available to common stockholders $ 739 $ 769 $ 765 $ (30) (3.9) % $ (26) (3.3) % Quarterly Earnings Highlights ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

13 $1,961 $1,990 $1,911 $1,817 $1,821 4.11% 4.07% 3.86% 3.67% 3.64% NII NIM 2Q23 3Q23 4Q23 1Q24 2Q24 $2,441 $2,946 2.55% 3.14% YTD Dec 21 YTD Dec 22 2Q24 vs 1Q24 Net interest income increased by $4 million due to a $46 million increase in interest income, partially offset by a $42 million increase in interest expense. The significant components of the changes follow: • $68 million increase in interest income on loans, $86 million attributable to a higher average balance and yield, partially offset by an $18 million decrease in accretion income, and a • $48 million increase in interest income on investment securities due to a higher average balance and yield; partially offset by a • $70 million decrease in interest income on overnight investments due to a lower average balance as we continued to shift balances from cash into short-duration investment securities, and a • $47 million increase in interest expense on deposits due to a higher rate paid and higher average balance. NIM contracted by 3 basis points from 3.67% to 3.64%. See the following page for a rollforward of NIM between 1Q24 and 2Q24. YTD December 2022 vs YTD December 2021 Net interest income increased by $505 million due to a $483 million increase in interest income and a $22 million decrease in interest expense. The change in net interest income was primarily due to the following: ◦ $256 million increase on interest income on loans due to a higher yield and growth offset by lower SBA- PPP interest and fee income and lower accretion income, ◦ $138 million increase in interest income on investment securities due to higher yield and average balance, ◦ $118 million decline in interest expense on borrowings due to a lower rate and average balance, ◦ $89 million increase in interest income on overnight investments due to a higher yield despite a lower average balance; partially offset by a ◦ $96 million increase in interest expense on deposits due to a higher rate paid. NIM expanded from 2.55% to 3.14%. $505 million & 59 bps Highlights $4 million & (-3 bps) 2Q24 vs 2Q23 Net interest income decreased by $140 million due to a $317 million increase in interest expense, partially offset by a $177 million increase in interest income. The significant components of the changes follow: • $400 million increase in interest expense on deposits due to a higher average balance and a higher rate paid, and a • $102 million decrease in interest income on overnight investments due to the same reason noted in the linked quarter explanation; partially offset by a • $210 million increase in interest income on investment securities, • $83 million decrease in interest expense on borrowings primarily due to repayment of FHLB borrowings, and a • $69 million increase in interest income on loans, $167 million attributable to a higher average balance and yield, partially offset by a $98 million decrease in accretion income. NIM contracted 47 basis points from 4.11% to 3.64%. See the following page for a rollforward of NIM between 2Q23 and 2Q24. Net interest income and margin ($ in millions)

14 4.11% 0.27% 0.22% 0.15% 0.06% 0.05% (0.54)% (0.25)% (0.22)% (0.21)% 3.64% 2Q23 Loan yield Investment yield Debt volume Debt rate Yield on FFS Deposit rate Earning asset mix Loan accretion Deposit volume 2Q24 2Q23 to 2Q24 (-47 bps) NIM Rollforward 3.67% 0.08% 0.06% 0.05% 0.03% (0.14)% (0.04)% (0.04)% (0.03)% 3.64% 1Q24 Loan volume Investment volume Loan yield Investment yield FFS volume Deposit rate Loan accretion Deposit volume 2Q24 1Q24 to 2Q24 (-3 bps) (1) (1) Includes purchase accounting impact between March 27, 2023 and March 31, 2023. NIM rollforward has not been finalized. Will be provided in the next draft

15 Historical and Forecasted Cumulative Deposit Beta Highlights • We are forecasting our total cumulative deposit beta to increase marginally in the third quarter as a result of higher for longer interest rates. • The composition of our deposit portfolio will provide a cost advantage when rates begin to decline. • Mid/higher beta categories: ◦ > 30% beta on Direct Bank and SVB Commercial money market, savings and time deposit accounts. ◦ 20 to 30% beta on branch network commercial money market accounts and Community Association Banking checking with interest and money market accounts. • Lower beta categories: ◦ 0 to 20% beta on total noninterest bearing deposits and branch network consumer money market accounts, checking with interest and savings accounts. 23% 30% 37% 42% 45% 46% 47% 23% 31% 46% 53% 58% 61% 63% 63% 33% 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Up Cycle Down Cycle Terminal beta 2.35% 2.53% 2.61% Rate paid on deposits 2.12% 54% 43% 43% 41% 43% 46% 57% 57% 59% 57% Mid/higher beta categories Lower beta categories 2Q23 3Q23 4Q23 1Q24 2Q24 Total Deposits Actual cumulative beta Forecast cumulative beta Forecast cumulative beta IBDActual cumulative beta IBD

16 $658 $615 $543 $627 $639 $462 $468 $455 $478 $479 $141 $135 $171 $149 $160 $55 $12 $(83) 2Q23 3Q23 4Q23 1Q24 2Q24 $295 $160 1Q23 SVB contribution $1,940 $2,136 $996 $1,141 $944 $995 YTD Dec 21 YTD Dec 22 2Q24 vs 1Q24 Noninterest income increased by $12 million. Adjusted noninterest income (1) increased by $1 million. Significant components included: • $4 million increase in client investment fees primarily due to an increase in average off balance sheet client funds, and a • $10 million net increase spread among various noninterest income line items; partially offset by a • $13 million decrease in net rental income on operating lease equipment due to higher maintenance and other operating lease expenses. Notable items totaled $160 million compared to $149 million in the linked quarter. Refer to Section V of this presentation for notable item details. YTD22 vs YTD21 Noninterest income increased $196 million. Significant components of the change were: ◦ Rental income on operating leases increased $91 million due to the same reasons as in the linked quarter. Expenses on operating lease equipment declined $16 million resulting in a $107 million increase in adjusted rental income. ◦ Cardholder services income, net increased $15 million due to higher volume and fee income and other service charges increased $14 million, primarily due to higher capital markets and portfolio servicing fees. ◦ Wealth management services increased $13 million due to increased brokerage transactions and higher assets under management. ◦ Other noninterest income increased $63 million spread among various line items, including a $431 million bargain purchase gain, partially offset by a $147 million decline in investment gains and a $188 million decline in gains on asset and loan sales. Highlights Noninterest income ($ in millions) Core: ### increase 2Q24 vs 2Q23 Noninterest income decreased by $19 million. Adjusted noninterest income (1) increased by $17 million. Significant components included: • $10 million increase in net rental income on operating lease equipment due to higher rail utilization and renewal rates partially offset by higher depreciation and maintenance, and a • $7 million increase in fee income and other service charges primarily due to a higher volume of lending related fees. Notable items totaled $160 million compared to $196 million in the prior year quarter. Refer to Section V of this presentation for notable item details. Adjusted (Non-GAAP) (1) Notable items (2) Gain on acquisition $196 - total notable items $160 - total notable items $479 - total adjusted (Non-GAAP) (1) $147 - total notable items $88 - total notable items (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Excludes gain on acquisition as it is broken out separately. $196 - total notable items

17 2Q24 vs 2Q23 Noninterest expense decreased by $186 million. Adjusted noninterest expense (1) decreased by $34 million. Significant components included: • $30 million decrease in salaries and benefits primarily due to a reduction in personnel expense resulting primarily from acquisition synergies, • $23 million decrease in marketing expense due to lower Direct Bank marketing, • $7 million decrease in equipment expense, • $6 million decrease in net occupancy expense due to the same reason noted in the linked quarter explanation; partially offset by a • $17 million increase in other noninterest expense spread among various accounts, and a • $9 million increase in FDIC insurance expense primarily due to balance sheet growth. Notable items totaled $218 million compared to $370 million in the prior year quarter. Refer to Section V of this presentation for notable items details. Adjusted efficiency ratio (1) increased slightly from 49.65% to 50.77%. 2Q24 vs 1Q24 Noninterest expense increased by $10 million. Adjusted noninterest expense (1) increased by $14 million. Significant components included: • $12 million increase in equipment expense, • $4 million increase in marketing expense due to higher Direct Bank marketing and an increase in corporate advertising; partially offset by a • $4 million decrease in net occupancy expense primarily due to continued consolidation of office space. Notable items totaled $218 million compared to $222 million in the linked quarter. Refer to Section V of this presentation for notable item details. Adjusted efficiency ratio (1) increased slightly from 50.29% to 50.77%. Notable items $1,572 $1,416 $1,492 $1,376 $1,386 $1,202 $1,132 $1,135 $1,154 $1,168 $370 $284 $357 $222 $218 2Q23 3Q23 4Q23 1Q24 2Q24 YTD22 vs YTD21 Noninterest expense increased $252 million. Significant components of the change were: ◦ Merger-related expenses increased $194 million. ◦ Salaries and benefits expense increased $53 million as a result of merger-related costs, wage increases, revenue- based incentives and temporary personnel costs, partially offset by net staff reductions. ◦ Marketing costs increased $23 million due to the same reasons as the quarterly increases. ◦ Third-party processing expenses increased $14 million and other operating expenses increased $14 million; ◦ Partially offset by an $18 million reduction in FDIC insurance premiums, a $16 million decline in expenses on operating leases, and a $12 million reduction in professional fees. Efficiency ratio improved from 64.43% to 60.50%. Adjusted efficiency ratio improved from 64.34% to 56.40% as adjusted net revenue grew 19% and adjusted noninterest expense grew 4%. Noninterest expense ($ in millions) $2,823 $3,075 $2,212 $2,305 $611 $770 YTD Dec 21 YTD Dec 22 Adjusted (Non-GAAP) (1) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. Highlights

18

Balance Sheet Highlights

($ in millions, except per share data)

SELECT PERIOD END BALANCES	2Q24	1Q24	2Q23	Increase (decrease) 2Q24 vs 1Q24 (1) $	%	2Q24 vs 2Q23 (1) $	%
Interest-earning deposits at banks	$ 25,361	$ 30,792	$ 37,846	$ (5,431)	(70.9)%	$ (12,485)	(33.0)%
Investment securities	37,666	35,044	22,171	2,622	30.1	15,495	69.9
Loans and leases	139,341	135,370	133,015	3,971	11.8	6,326	4.8
Operating lease equipment, net (2)	8,945	8,811	8,531	134	6.1	414	4.9
Deposits	151,079	149,609	141,164	1,470	4.0	9,915	7.0
Noninterest-bearing deposits	40,016	39,276	44,547	740	7.6	(4,531)	(10.2)
Borrowings	37,458	37,540	40,139	(82)	(0.9)	(2,681)	(6.7)
Tangible common stockholders' equity (non-GAAP) (3)	20,980	20,326	18,197	654	13.0	2,783	15.3
Common stockholders' equity	21,606	20,967	18,890	639	12.3	2,716	14.4
Total stockholders' equity	22,487	21,848	19,771	639	11.8	2,716	13.7

KEY METRICS	2Q24	1Q24	2Q23	Increase (decrease) 2Q24 vs 1Q24	2Q24 vs 2Q23
CET1 capital ratio	13.33 %	13.44 %	13.38 %	(0.11)%	(0.05)%
Book value per common share	$ 1,487.00	$ 1,443.03	$ 1,300.93	$ 43.97	$ 186.07
Tangible book value per common share (non-GAAP) (3)	1,443.92	1,398.88	1,253.20	45.04	190.72
Tangible capital to tangible assets (non-GAAP) (3)	9.57 %	9.36 %	8.71 %	0.21 %	0.86 %
Loan to deposit ratio	92.23	90.48	94.23	1.75	(2.00)
ALLL to total loans and leases	1.22	1.28	1.23	(0.06)	(0.01)
Noninterest-bearing deposits to total deposits	26.49	26.25	31.56	0.24	(5.07)
Total liquid assets (available cash + HQLS)	$ 56,907	$ 59,331	$ 53,421	$ (2,424)	$ 3,486
Total liquidity (liquid assets & contingent sources) (4)	88,552	92,226	92,979	(3,674)	(4,427)
Total liquidity / uninsured deposits (4)	155 %	168 %	166 %	(13.00)%	(11.00)%

First Citizens BancShares

(1) Percent change is annualized (where applicable) and is calculated using unrounded numbers.
(2) Operating lease equipment, net includes $8.2 billion of rail assets.
(3) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(4) Total liquidity for 2Q24, 1Q24 and 2Q23 includes immediately available capacity under the FDIC line of credit as of each period end. For more information, refer to slide 37.

19

Loans and Leases

($ in millions, period end balances)



$133,015
$44,130
$29,234
$59,651
7.08%
$133,202
$41,906
$30,261
$61,035
7.30%
$133,302
$39,511
$30,959
$62,832
7.21%
$135,370
$39,846
$31,792
$63,732
7.15%
$139,341
$41,968
$32,178
$65,195
7.15%
2Q23
3Q23
4Q23
1Q24
2Q24
General Bank
Yield on loans
Commercial Bank (1)
SVB Commercial

Highlights

2Q24 vs 1Q24

- Total loans increased $4.0 billion or by 11.8% annualized. The increase in loans was driven by a $2.1 billion (21.4% annualized) increase in SVB Commercial, a $1.5 billion (9.2% annualized) increase in the General Bank, and a $386 million (4.9% annualized) increase in the Commercial Bank.
- The increase in the SVB Commercial segment was driven by growth in Global Fund Banking, partially offset by declines in Technology and Healthcare Banking. General Bank growth was driven primarily by business and commercial loans, while Commercial Bank growth reflected strong performance in many of our industry verticals, partially offset by declines in Real Estate Finance.

2Q24 vs 2Q23

- Total loans increased $6.3 billion or by 4.8%. The increase in loans was driven by a $5.5 billion (9.3%) increase in the General Bank and a $2.9 billion (10.1%) increase in the Commercial Bank, partially offset by a $2.2 billion (4.9%) decrease in the SVB Commercial segment.
- Loan growth in the General Bank was due primarily to business and commercial loans. Loan growth in the Commercial Bank was due primarily to growth in many of our industry verticals, Equipment Finance and Middle Market Banking. The decrease in loans in the SVB Commercial segment was driven primarily by declines in Technology and Healthcare Banking.

(1) Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals.

First Citizens BancShares

20 13% 5% 4% 2% 24% 9% 7% 6% 30% Commercial Finance ($17.8) Real Estate Finance ($6.1) Equipment Finance ($5.7) Commercial Services - Factoring ($2.5) Branch Network ($33.8) Other ($13.2) Mortgage ($10.0) Wealth ($8.1) SVB Commercial ($42.0) 26% 24% 21% 18% 9% 2% Commercial mortgage ($36.3) Commercial and industrial ($32.7) Global Fund Banking ($28.9) 1-4 family residential ($25.4) Innovation lending ($13.1) Other ($2.9) Class Segment 2Q24 Loans and Leases Composition ($ in billions, period end balances) Commercial Bank: General Bank: SVB Commercial: Note – Rail operating lease assets are not included in the loan totals. Totals may not foot due to rounding.

21 $141,164 $146,233 $145,854 $149,609 $151,079 $96,617 $103,092 $106,055 $110,333 $111,063 $44,547 $43,141 $39,799 $39,276 $40,016 2Q23 3Q23 4Q23 1Q24 2Q24 2.53% 2.35% 2.12% 1.68% 2.61% Highlights Interest-bearing Noninterest-bearing Cost of deposits Deposits ($ in millions, period end balances) $140,050 $66,686 $24,105 $18,715 $30,544 1Q23 2Q24 vs. 1Q24 • Total deposits increased $1.5 billion (4.0% annualized) driven by a $1.9 billion increase in the SVB Commercial segment due to slight improvement in the macro environment coupled with increases in client acquisition. The increase was also driven by a $329 million increase in the General Bank due to growth in the branch network. This was partially offset by a $667 million decline in Corporate due to lower brokered deposit balances, a $145 million reduction in Direct Bank deposits, and a $65 million decline in the Commercial Bank. 2Q24 vs. 2Q23 • Total deposits grew $9.9 billion (7.0%) driven primarily by growth in the Direct Bank of $10.4 billion as we focused on this channel to grow core deposits, partially offset by a decrease of $1.2 billion in the SVB Commercial segment resulting from client cash burn and muted fundraising activity.

22 42% 5%2% 24% 26% 1% Branch Network, Wealth & Other ($63.9) Community Association Banking ($7.6) Commercial Bank ($3.0) SVB Commercial ($35.9) Direct Bank ($39.7) Other Corporate ($1.0) Commercial Bank: 48% 26% 16% 10% Money market & savings ($72.0) Noninterest-bearing demand ($40.0) Checking with interest ($23.9) Time deposits ($15.2) General Bank: Corporate: Type Segment 2Q24 Deposit Composition (period end balances, $ in billions, except average account size) Insured vs Uninsured 62% 38% Insured Uninsured Average Account Size and Insured by Segment Total deposits Average size Insured % General Bank $ 71.5 $ 34,751 64 % Commercial Bank 3.0 249,705 16 % SVB Commercial 35.9 492,602 27 % Corporate 40.7 56,703 92 % Total $ 151.1 $ 52,823 62 % SVB Commercial: Note – Totals may not foot due to rounding. Craig - segment, type & insured/uninsured deposit data is directional but not finalized and subject to change Note that insured/uninsured deposit totals could change as Call Report data is outstanding

23 2.98% 3.20% 3.37% 3.49% 3.54% 2.56% 3.02% 3.28% 3.45% 3.54% 1.68% 2.12% 2.35% 2.53% 2.61% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 2Q23 3Q23 4Q23 1Q24 2Q24 0.40% 0.80% 1.20% 1.60% 2.00% 2.40% 2.80% 3.20% 3.60% 4.00% Cost of funds Additional sources of liquidity Categories $ in millions FHLB $ 9,218 FRB 4,203 Line of credit 100 Total $ 13,521 Period End Balances Increase (decrease) 2Q24 1Q24 4Q23 3Q23 2Q23 2Q24 vs. 1Q24 2Q24 vs. 2Q23 Total deposits $ 151,079 80.1% $ 149,609 79.9% $ 145,854 79.5% $ 146,233 79.5% $ 141,164 77.9% $ 1,470 $ 9,915 Securities sold under customer repurchase agreements 386 0.2 395 0.2 485 0.3 453 0.2 454 0.3 (9) (68) Purchase money note 35,790 19.0 35,858 19.2 35,846 19.5 35,833 19.5 35,817 19.8 (68) (27) FHLB borrowings — — — — — — — — 2,425 1.3 — (2,425) Subordinated debt 900 0.5 903 0.5 938 0.5 1,040 0.6 1,043 0.6 (3) (143) Senior unsecured borrowings 374 0.2 375 0.2 377 0.2 377 0.2 393 0.2 (1) (19) Other borrowings 8 — 9 — 8 — 9 — 7 — (1) 1 Total deposits and borrowed funds $ 188,537 100% $ 187,149 100% $ 183,508 100% $ 183,945 100% $ 181,303 100% $ 1,388 $ 7,234 Funding Mix ($ in millions) Highlights 2Q24 vs 1Q24 • Funding mix remained stable with approximately 80% of our funding provided by our deposit base. • While the cost of deposits increased by 8 basis points, the pace continued to slow. Note – Funding mix percentages may not foot due to rounding.

24 $151 $192 $249 $64 $95 Provision for credit losses 2Q23 3Q23 4Q23 1Q24 2Q24 Credit Quality Trends and Allowance ($ in millions) Net charge-offs & NCO ratio Provision for credit losses $157 $176 $177 $103 $132 0.47% 0.53% 0.53% 0.31% 0.38% NCO $ QTD NCO ratio YTD NCO ratio 2Q23 3Q23 4Q23 1Q24 2Q24 $929 $899 $969 $1,074 $1,141 0.70% 0.68% 0.73% 0.79% 0.82% Nonaccrual loans Nonaccrual loans to total loans 2Q23 3Q23 4Q23 1Q24 2Q24 Nonaccrual loans / total loans & leases Allowance & ALLL ratio $1,637 $1,673 $1,747 $1,737 $1,700 1.23% 1.26% 1.31% 1.28% 1.22% ALLL ALLL ratio 2Q23 3Q23 4Q23 1Q24 2Q24 0.35%0.39% 0.45% 0.47% 0.31%

25 $1,737 $(40) $(16) $(8) $(8) $35 $1,700 1Q24 Portfolio mix Specific reserves Credit quality Economic outlook Loan volume 2Q24 Highlights 2Q24 vs 1Q24 • ALLL decreased $37 million compared to the linked quarter. • The decrease from the linked quarter was primarily the result of a mix/shift to the Global Fund Banking portfolio, which has lower loss rates relative to our other loan portfolios, lower specific reserves for individually evaluated loans, stable credit quality and changes in the macroeconomic forecasts. • These factors were partially offset by increased loan volume. • The ALLL covered annualized quarterly net charge-offs 3.2 times. • The ALLL provided 1.5 times coverage of nonaccrual loans. ALLL Coverage 2.6x 2.4x 2.5x 4.2x 3.2x 1.8x 1.9x 1.8x 1.6x 1.5x ALLL ratio / NCO ratio ALLL / Nonaccrual loans 2Q23 3Q23 4Q23 1Q24 2Q24 1Q24 to 2Q24 Allowance for loan and lease losses ($ in millions) Please do not review - data is not available. To be provided in subsequent draft.

26 9.50% 9.73% 9.83% 10.11% 10.29% Tier 1 Leverage ratio 2Q23 3Q23 4Q23 1Q24 2Q24 Risk-based capital ratios Capital ratio rollforward Tier 1 Leverage ratio Tangible book value per share (1) Capital Risk-Based Capital Tier 1 Leverage Total Tier 1 CET1 December 31, 2023 15.75% 13.94% 13.36% 9.83 % Net income 0.90% 0.90% 0.90% 0.64 % Change in risk-weighted/average assets -0.66% -0.60% -0.57% -0.14 % Shared loss agreement coverage runoff -0.44% -0.39% -0.38% 0.00 % Sub debt phase-out -0.06% 0.00% 0.00% 0.00 % Common dividends -0.03% -0.03% -0.03% -0.02 % Preferred dividends -0.02% -0.02% -0.02% -0.01 % Other 0.01% 0.07% 0.07% -0.01 % June 30, 2024 15.45% 13.87% 13.33% 10.29 % Change since December 31, 2023 -0.30% -0.07% -0.03% 0.46% 13.38% 13.24% 13.36% 13.44% 13.33% 14.00% 13.83% 13.94% 14.00% 13.87% 15.84% 15.64% 15.75% 15.66% 15.45% CET1 Tier 1 Total 2Q23 3Q23 4Q23 1Q24 2Q24 $1,357.77 $97.59 ($8.16) ($3.28) $1,443.92 4Q23 Retained earnings AOCI Common dividends 2Q24 Note – The above capital ratios represent BancShares ratios and are preliminary pending completion of quarterly regulatory filings. (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. 12.48% 13.00% 14.48% 2Q24 Adjusted Risk-based Capital Ratios (excludes impact from the SLA) (1) DRAFT Capital numbers - subject to change

Financial Outlook Section III

28 Metric 2Q24 3Q24 - Projected FY24 - Projected Loans and leases - EOP $139.3 billion $142 billion - $144 billion $143 billion - $146 billion Deposits - EOP $151.1 billion $152 billion - $154 billion $153 billion - $155 billion Interest rates One 25 bps cut in September One to three 25 bps cuts in 2024; Fed funds ending between 4.75 - 5.25% Net interest income $1.8 billion $1.75 billion - $1.85 billion $7.2 billion - $7.3 billion Net charge-off ratio (annualized where applicable) 38 bps 35 - 45 bps 35 - 40 bps Adjusted noninterest income $479 million (1) $450 million - $480 million $1.85 billion - $1.90 billion Adjusted noninterest expense $1.17 billion (1) $1.17 billion - $1.20 billion $4.65 billion - $4.70 billion Effective tax rate 27.8% 27.0% - 28.0% 27.0% - 28.0% Key Earnings Estimate Assumptions Earnings assumptions remain in draft pending forecast scenario sensitivity analysis. (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. Note - Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of BancShares’ control, or cannot be reasonably predicted. For the same reasons, management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Please do not review. To be provided in subsequent draft.

Appendix Section IV

30

BancShares Balance Sheets (unaudited)

($ in millions)

	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
ASSETS					
Cash and due from banks	$ 764	$ 698	$ 908	$ 791	$ 917
Interest-earning deposits at banks	25,361	30,792	33,609	36,704	37,846
Securities purchased under agreements to resell	392	394	473	549	298
Investment in marketable equity securities	78	79	84	75	76
Investment securities available for sale	27,053	24,915	19,936	16,661	11,894
Investment securities held to maturity	10,535	10,050	9,979	10,082	10,201
Assets held for sale	92	86	76	58	117
Loans and leases	139,341	135,370	133,302	133,202	133,015
Allowance for loan and lease losses	(1,700)	(1,737)	(1,747)	(1,673)	(1,637)
Loans and leases, net of allowance for loan and lease losses	**137,641**	**133,633**	**131,555**	**131,529**	**131,378**
Operating lease equipment, net	8,945	8,811	8,746	8,661	8,531
Premises and equipment, net	1,938	1,906	1,877	1,768	1,782
Goodwill	346	346	346	346	346
Other intangible assets, net	280	295	312	329	347
Other assets	6,402	5,831	5,857	6,212	5,769
Total assets	**$ 219,827**	**$ 217,836**	**$ 213,758**	**$ 213,765**	**$ 209,502**
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 40,016	$ 39,276	$ 39,799	$ 43,141	$ 44,547
Interest-bearing	111,063	110,333	106,055	103,092	96,617
Total deposits	**151,079**	**149,609**	**145,854**	**146,233**	**141,164**
Credit balances of factoring clients	1,175	1,152	1,089	1,282	1,067
Short-term borrowings	386	395	485	453	454
Long-term borrowings	37,072	37,145	37,169	37,259	39,685
Total borrowings	37,458	37,540	37,654	37,712	40,139
Other liabilities	7,628	7,687	7,906	8,149	7,361
Total liabilities	**197,340**	**195,988**	**192,503**	**193,376**	**189,731**
STOCKHOLDERS' EQUITY					
Preferred stock	881	881	881	881	881
Common stock	15	15	15	15	15
Additional paid in capital	4,099	4,099	4,108	4,106	4,106
Retained earnings	18,102	17,435	16,742	16,267	15,541
Accumulated other comprehensive (loss) income	(610)	(582)	(491)	(880)	(772)
Total stockholders' equity	**22,487**	**21,848**	**21,255**	**20,389**	**19,771**
Total liabilities and stockholders' equity	**$ 219,827**	**$ 217,836**	**$ 213,758**	**$ 213,765**	**$ 209,502**

First Citizens BancShares

31

BancShares Income Statements (unaudited)

($ in millions)

	2Q24	1Q24	4Q23	3Q23	2Q23
INTEREST INCOME					
Interest and fees on loans	$ 2,422	$ 2,354	$ 2,391	$ 2,426	$ 2,353
Interest on investment securities	330	282	241	180	120
Interest on deposits at banks	378	448	485	504	480
Total interest income	3,130	3,084	3,117	3,110	2,953
INTEREST EXPENSE					
Deposits	975	928	865	769	575
Borrowings	334	339	341	351	417
Total interest expense	1,309	1,267	1,206	1,120	992
Net interest income	**1,821**	**1,817**	**1,911**	**1,990**	**1,961**
Provision for credit losses	95	64	249	192	151
Net interest income after provision for credit losses	1,726	1,753	1,662	1,798	1,810
NONINTEREST INCOME					
Rental income on operating lease equipment	259	255	252	248	238
Fee income and other service charges	77	75	80	71	70
Client investment fees	54	50	51	52	52
Wealth management services	52	51	48	49	51
International fees	30	28	30	30	29
Service charges on deposit accounts	44	44	44	44	44
Factoring commissions	19	17	22	21	20
Cardholder services, net	40	40	36	41	41
Merchant services, net	12	12	12	12	14
Insurance commissions	13	15	14	13	14
Realized loss on sale of investment securities available for sale, net	—	—	—	(12)	—
Fair value adjustment on marketable equity securities, net	(2)	(4)	9	(1)	(10)
Gain on sale of leasing equipment, net	4	10	2	10	4
Gain on acquisition	—	—	(83)	12	55
Loss on extinguishment of debt	—	(2)	—	—	—
Other noninterest income	37	36	26	25	36
Total noninterest income	639	627	543	615	658
NONINTEREST EXPENSE					
Depreciation on operating lease equipment	98	96	96	95	91
Maintenance and other operating lease expenses	60	45	59	51	56
Salaries and benefits	745	744	714	727	775
Net occupancy expense	58	62	65	65	64
Equipment expense	126	114	114	117	133
Professional fees	24	25	28	12	20
Third-party processing fees	58	60	66	54	55
FDIC insurance expense	33	41	82	36	22
Marketing expense	18	14	24	22	41
Acquisition-related expenses	44	58	116	121	205
Intangible asset amortization	15	17	17	17	18
Other noninterest expense	107	100	111	99	92
Total noninterest expense	1,386	1,376	1,492	1,416	1,572
Income before income taxes	979	1,004	713	997	896
Income tax expense	272	273	199	245	214
Net income	$ 707	$ 731	$ 514	$ 752	$ 682
Preferred stock dividends	$ 16	$ 15	$ 15	$ 15	$ 15
Net income available to common stockholders	$ 691	$ 716	$ 499	$ 737	$ 667

First Citizens BancShares

Noninterest income

($ in millions)

	2Q24	1Q24	4Q23	3Q23	2Q23	2Q24 Change vs 1Q24 $	2Q24 Change vs 1Q24 %
Rental income on operating lease equipment	$ 259	$ 255	$ 252	$ 248	$ 238	$ 4	1.4 %
Fee income and other service charges	77	75	80	71	70	2	2.2
Client investment fees	54	50	51	52	52	4	7.8
Wealth management services	52	51	48	49	51	1	1.6
International fees	30	28	30	30	29	2	4.2
Service charges on deposit accounts	44	44	44	44	44	—	1.6
Factoring commissions	19	17	22	21	20	2	5.5
Cardholder services, net	40	40	36	41	41	—	0.7
Merchant services, net	12	12	12	12	14	—	3.1
Insurance commissions	13	15	14	13	14	(2)	(7.2)
Realized loss on sale of investment securities available for sale, net	—	—	—	(12)	—	—	—
Fair value adjustment on marketable equity securities, net	(2)	(4)	9	(1)	(10)	2	62.2
Gain on sale of leasing equipment, net	4	10	2	10	4	(6)	(65.9)
Gain on acquisition	—	—	(83)	12	55	—	—
Loss on extinguishment of debt	—	(2)	—	—	—	2	nm
Other noninterest income	37	36	26	25	36	1	1.5
Total noninterest income - GAAP	**$ 639**	**$ 627**	**$ 543**	**$ 615**	**$ 658**	**$ 12**	**1.8 %**
Depreciation on operating lease equipment	$ (98)	$ (96)	$ (96)	$ (95)	$ (91)	$ (2)	(1.2)%
Maintenance and other operating lease expenses	(60)	(45)	(59)	(51)	(56)	(15)	(35.9)
Realized loss on sale of investment securities available for sale, net	—	—	—	12	—	—	—
Fair value adjustment on marketable equity securities, net	2	4	(9)	1	10	(2)	(62.2)
Gain on sale of leasing equipment, net	(4)	(10)	(2)	(10)	(4)	6	65.9
Gain on acquisition	—	—	83	(12)	(55)	—	—
Loss on extinguishment of debt	—	2	—	—	—	(2)	nm
Other noninterest income	—	(4)	(5)	8	—	4	nm
Total notable items	**$ (160)**	**$ (149)**	**$ (88)**	**$ (147)**	**$ (196)**	**$ (11)**	**(7.4)%**
Rental income on operating lease equipment	$ 101	$ 114	$ 97	$ 102	$ 91	$ (13)	(12.0)%
Fee income and other service charges	77	75	80	71	70	2	2.2
Client investment fees	54	50	51	52	52	4	7.8
Wealth management services	52	51	48	49	51	1	1.6
International fees	30	28	30	30	29	2	4.2
Service charges on deposit accounts	44	44	44	44	44	—	1.6
Factoring commissions	19	17	22	21	20	2	5.5
Cardholder services, net	40	40	36	41	41	—	0.7
Merchant services, net	12	12	12	12	14	—	3.1
Insurance commissions	13	15	14	13	14	(2)	(7.2)
Other noninterest income	37	32	21	33	36	5	16.2
Total noninterest income - adjusted (Non-GAAP) (1)	**$ 479**	**$ 478**	**$ 455**	**$ 468**	**$ 462**	**$ 1**	**0.1 %**

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
nm – not meaningful.

First Citizens BancShares

32

33

Noninterest expense

($ in millions)

	2Q24	1Q24	4Q23	3Q23	2Q23	2Q24 Change vs 1Q24 $	2Q24 Change vs 1Q24 %
Depreciation on operating lease equipment	$ 98	$ 96	$ 96	$ 95	$ 91	$ 2	1.2 %
Maintenance and other operating lease expenses	60	45	59	51	56	15	35.9
Salaries and benefits	745	744	714	727	775	1	0.2
Net occupancy expense	58	62	65	65	64	(4)	(7.1)
Equipment expense	126	114	114	117	133	12	10.1
Professional fees	24	25	28	12	20	(1)	(3.8)
Third-party processing fees	58	60	66	54	55	(2)	(4.9)
FDIC insurance expense	33	41	82	36	22	(8)	(17.3)
Marketing expense	18	14	24	22	41	4	25.6
Acquisition-related expenses	44	58	116	121	205	(14)	(24.2)
Intangible asset amortization	15	17	17	17	18	(2)	(7.8)
Other noninterest expense	107	100	111	99	92	7	6.1
Total noninterest expense - GAAP	**$ 1,386**	**$ 1,376**	**$ 1,492**	**$ 1,416**	**$ 1,572**	**$ 10**	**0.7 %**
Depreciation on operating lease equipment	$ (98)	$ (96)	$ (96)	$ (95)	$ (91)	$ (2)	(1.2)%
Maintenance and other operating lease expenses	(60)	(45)	(59)	(51)	(56)	(15)	(35.9)
Professional fees	(1)	(3)	(5)	—	—	2	66.7
FDIC insurance expense	(2)	(9)	(64)	—	—	7	77.8
Acquisition-related expenses	(44)	(58)	(116)	(121)	(205)	14	24.2
Intangible asset amortization	(15)	(17)	(17)	(17)	(18)	2	7.8
Other noninterest expense	2	6	—	—	—	(4)	(66.7)
Total notable items	**$ (218)**	**$ (222)**	**$ (357)**	**$ (284)**	**$ (370)**	**$ 4**	**1.8 %**
Salaries and benefits	$ 745	$ 744	$ 714	$ 727	$ 775	$ 1	0.2 %
Net occupancy expense	58	62	65	65	64	(4)	(7.1)
Equipment expense	126	114	114	117	133	12	10.1
Professional fees	23	22	23	12	20	1	6.9
Third-party processing fees	58	60	66	54	55	(2)	(4.9)
FDIC insurance expense	31	32	18	36	22	(1)	—
Marketing expense	18	14	24	22	41	4	25.6
Other noninterest expense	109	106	111	99	92	3	1.8
Total nontinterest expense - adjusted (Non-GAAP) (1)	**$ 1,168**	**$ 1,154**	**$ 1,135**	**$ 1,132**	**$ 1,202**	**$ 14**	**1.1 %**

First Citizens BancShares

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

34 Loan Portfolios in Focus ($ in billions, as of June 30, 2024) Total Loans $139.3 Total Loans CRE $21.8 CRE Portfolio Composition Balance % of total loans Multi-Family $ 5.5 4.0 % Medical Office 3.6 2.6 General Office 2.7 1.9 Commercial Bank 0.9 0.7 Other 1.8 1.2 Industrial / Warehouse 3.3 2.4 Retail 1.9 1.4 Hotel / Motel 0.8 0.6 Other 4.0 2.8 Total $ 21.8 15.7 % Innovation Portfolio Composition Balance % of total loans Innovation C&I and cash flow dependent $ 9.2 6.7 % Investor dependent - growth stage 2.6 1.9 Investor dependent - early stage 1.2 0.9 Total $ 13.1 9.5 % Innovation $13.1 Note – The definition of CRE in these tables is aligned with supervisory guidance on commercial real estate and includes the following: construction loans (1.a.1 and 1.a.2), loans where the primary repayment is from 3rd party rental income (1.d and 1.e.2), and loans not secured by real estate but for the purpose of real estate (4.a, 8, and 9). Totals may not foot due to rounding. Please do not review - data is not available. To be provided in subsequent draft.

35 General Office CRE Portfolio (as of June 30, 2024) CA 22% NC / SC 18% FL 9% VA 6% AZ 6% MA 5% NY 5% TX 4% WA 4% Other 21% Total General Office $2.7 B Geographic Diversification $680 $433 $316 $1,254 2024 2025 2026 2027 and beyond Loan Maturity Schedule ($ in millions) 25% 16% 12% 47% (1) There are approximately $0.9 billion of general office loans in the Commercial Bank which has experienced recent portfolio stress. The ALLL ratio on this portfolio totaled 11.84%. Top 5 MSAs ($ in millions) Los Angeles $ 371 New York $ 161 Phoenix $ 154 Boston $ 134 San Francisco $ 131 Percent of total loans 0.7 % General Office Portfolio Metrics % of total loans 1.9% % of CRE loans 12.3 % Average loan amount $2 MM NCO ratio (YTD) 2.82 % Delinquencies/Loans 11.79 % NPLs/Loans 15.97 % Criticized loans/Loans 26.30 % ALLL ratio (1) 6.30 % Please do not review. Data not yet provided. To be included in subsequent draft

36 SVB Investor Dependent Portfolio (as of June 30, 2024) Portfolio Metrics Early Stage Growth Stage Loan balance $1.2 B $2.6 B % of Innovation loans 9.0% 20.1% % of ID loans 31.0% 69.0 % Avg. loan size $272 K $3.5 MM Median loan size $30 K $784 K NCO ratio (YTD) 10.09% 0.53 % NPLs/Loans 3.44% 1.83 % Criticized loans/Loans 24.59% 15.99 % ALLL ratio 6.79% 4.52 % Client Industry Concentration Portfolio Characteristics • Early Stage - Loans to development-stage innovation companies with $0-5 million in revenues. Historically, SVB’s highest risk portfolio which experienced an average ~6% NCO ratio over 2008-2010. • Growth Stage - Loans to mid and later-stage innovation companies with over $5 million in revenues. • Continued pressure in public and private markets negatively impacts borrowers’ ability to raise funds and execute exit strategy. • Large loan sizes in the Growth Stage portfolio may contribute to lumpiness in quarterly net charge-offs and credit metrics. • SVB credit leadership team remains intact with an average tenure at SVB of ~25 years. 59% 14% 10% 9% 8% Software Life Science - Products Life Science - Services Hardware Energy & Resource Innovation Please do not review - data is not available. To be provided in subsequent draft. Craig - Changed NCO ratio to YTD instead of QTD similar to previous slide per feedback from Robert Hawley and Andy Giangrave

37 Estimated Liquidity Available for Uninsured Deposits ($ in millions) Total Deposits Less: Insured and/or collateralized deposits Total deposits - uninsured/ uncollateralized Estimated liquidity available for uninsured deposits: Immediately available cash Unpledged securities FDIC Line of Credit FHLB Fed Discount Window BTFP Program Estimated liquidity available for uninsured deposits Coverage ratio of liquidity available to uninsured and un-collateralized deposits $XX,XXX (XX,XXX) $X,XXX $X,XXX $X,XXX $X,XXX $X,XXX $XX,XXX $XX,XXX $XX,XXX June 30, 2024 March 31, 2024 June 30, 2023 Liquid assets: Available cash $ 24,480 $ 30,027 $ 37,152 High quality liquid securities 32,427 29,304 16,269 Total liquid assets (a) $ 56,907 $ 59,331 $ 53,421 Contingent liquidity: FDIC credit facility (1) $ 11,335 $ 12,849 $ 23,532 FHLB facility 14,684 14,432 11,124 FRB facility 5,526 5,514 4,817 Line of credit 100 100 85 Total contingent sources (b) $ 31,645 $ 32,895 $ 39,558 Total liquidity (a + b) $ 88,552 $ 92,226 $ 92,979 Total uninsured deposits (c) $ 57,148 $ 54,847 $ 56,084 Coverage ratio of liquidity to uninsured deposits (a + b) / c 155% 168% 166 % Coverage ratio of liquidity to uninsured deposits (FDIC max) (a + b) / c (2) 258% 272% 249 % SEC MD&A Liquidity Risk (1) The FDIC credit facility shown for 2Q24, 1Q24 and 2Q23 includes immediately available capacity and is based on the amount of collateral currently pledged at quarter end for each respective period. (2) The FDIC credit facility has a maximum capacity of $70 billion which may be used for liquidity coverage ratios. The maximum is the amount of contingent liquidity available should additional collateral be pledged to secure the facility.

38 (1) 2Q24 (1) Carrying value (2) % of Portfolio Yield (3) Duration in years AFS Portfolio U.S. Treasury $ 11,751 32% 4.33% 1.0 Government agency 97 — 5.04 0.3 Commercial mortgage-backed securities 2,727 7 4.20 2.3 Residential mortgage-backed securities 11,975 32 3.93 3.7 Corporate bonds 486 1 5.66 1.1 Municipal bonds 17 — 8.73 0.1 Total AFS portfolio $ 27,053 72% 4.18% 2.3 HTM portfolio U.S. Treasury $ 481 1% 1.39% 2.8 Government agency 1,510 4 1.53 3.1 Commercial mortgage-backed securities 3,450 9 2.41 3.2 Residential mortgage-backed securities 4,793 13 2.31 6.1 Other investments 301 1 1.56 4.5 Total HTM portfolio $ 10,535 28% 2.17% 4.5 Grand total $ 37,588 100% 3.60% 2.8 Debt Securities Overview ($ in millions, period end balances) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter.

39 Change vs. 2Q24 1Q24 2Q23 1Q24 2Q23 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 135,965 $ 2,422 7.15% $ 132,313 $ 2,354 7.15% $ 133,204 $ 2,353 7.08% $ 3,652 $ 68 — % $ 2,761 $ 69 0.07 % Investment securities 36,445 327 3.60 32,647 279 3.42 19,806 117 2.36 3,798 48 0.18 16,639 210 1.24 Securities purchased under agreements to resell 236 3 5.37 244 3 5.40 191 3 4.92 (8) — (0.03) 45 — 0.45 Interest-earning deposits at banks 28,059 378 5.42 33,383 448 5.39 38,014 480 5.07 (5,324) (70) 0.03 (9,955) (102) 0.35 Total interest-earning assets (1) $ 200,705 $ 3,130 6.26% $ 198,587 $ 3,084 6.23% $ 191,215 $ 2,953 6.19% $ 2,118 $ 46 0.03% $ 9,490 $ 177 0.07 % Interest-bearing deposits $ 110,902 $ 975 3.54% $ 108,064 $ 928 3.45% $ 90,167 $ 575 2.56% $ 2,838 $ 47 0.09% $ 20,735 $ 400 0.98 % Securities sold under customer repurchase agreements 380 — 0.46 431 1 0.47 456 1 0.31 (51) (1) (0.01) (76) (1) 0.15 Other short-term borrowings — — — — — — 110 1 5.17 — — — (110) (1) (5.17) Long-term borrowings 37,100 334 3.60 37,146 338 3.64 42,569 415 3.91 (46) (4) (0.04) (5,469) (81) (0.31) Total borrowings $ 37,480 $ 334 3.56% $ 37,577 $ 339 3.60% $ 43,135 $ 417 3.87% $ (97) $ (5) (0.04) % $ (5,655) $ (83) (0.31) % Total interest-bearing liabilities $ 148,382 $ 1,309 3.54% $ 145,641 $ 1,267 3.49% $ 133,302 $ 992 2.98% $ 2,741 $ 42 0.05% $ 15,080 $ 317 0.56 % Net interest income $ 1,821 $ 1,817 $ 1,961 $ 4 $ (140) Net interest spread (1) 2.72% 2.74% 3.21% (0.02) % (0.49) % Net interest margin (1) 3.64% 3.67% 4.11% (0.03) % (0.47) % Change vs. YTD23 YTD22 YTD22 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 66,634 $ 2,953 4.41% $ 65,639 $ 2,697 4.09% $ 995 $ 256 0.32 % Investment securities 19,166 354 1.85 16,110 216 1.32 3,056 138 0.53 Interest-earning deposits at banks 7,726 106 1.38 13,246 17 0.13 (5,520) 89 1.25 Total interest-earning assets (1) $ 93,526 $ 3,413 3.63% $ 94,995 $ 2,930 3.07% $ (1,469) $ 483 0.56 % Interest-bearing deposits $ 63,598 $ 335 0.53% $ 65,295 $ 239 0.37% $ (1,697) $ 96 0.16 % Securities sold under customer repurchase agreements 590 1 0.19 660 1 0.20 (70) — (0.01) Other short-term borrowings 824 28 3.30 — — — 824 28 3.30 Long-term borrowings 3,882 103 2.64 5,915 249 4.15 (2,033) (146) (1.51) Total borrowings $ 5,296 $ 132 2.47% $ 6,575 $ 250 3.75% $ (1,279) $ (118) (1.28) % Total interest-bearing liabilities $ 68,894 $ 467 0.68% $ 71,870 $ 489 0.68% $ (2,976) $ (22) — % Net interest income $ 2,946 $ 2,441 $ 505 Net interest spread (1) 2.95% 2.39% 0.56 % Net interest margin (1) 3.14% 2.55% 0.59 % Average Balances and Yields ($ in millions) YTD not disclosed Q1 (1) The balance and rate presented is calculated net of average credit balances and deposits of factoring clients. Note: Certain items above do not precisely recalculate as presented due to rounding.

40 Highlights • The Commercial Bank segment achieved another quarter of loan growth, 4.9% annualized over the linked quarter, largely driven by strong origination volume in several industry verticals including Tech Media & Telecom, Healthcare and Energy. • Factoring volume totaled $5.3 billion, a decrease from both the linked quarter and the prior year quarter as clients are being conservative with inventory levels as consumer spend on travel and services continue to outweigh spend on discretionary goods. • Segment revenue increased $4 million compared to the linked quarter as net interest income increased $9 million primarily driven by loan growth, partially offset by lower noninterest income spread among various line items. • Segment noninterest expense decreased $7 million, primarily due to seasonally higher impacts of annual merit adjustments and benefit expenses in the first quarter. Increase (decrease) 2Q24 vs. 1Q24 2Q24 vs. 2Q23 Income Statement 2Q24 1Q24 2Q23 $ % $ % Net interest income $ 279 $ 270 $ 258 $ 9 3.5% $ 21 8.6 % Noninterest income 131 136 137 (5) (4.0) (6) (5.2) Net revenue 410 406 395 4 1.0 15 3.8 Noninterest expense 221 228 199 (7) (3.3) 22 11.1 Pre-provision net revenue (1) 189 178 196 11 6.2 (7) (3.6) Provision for credit losses 22 14 169 8 63.4 (147) (86.8) Income before income taxes 167 164 27 3 1.8 140 508.3 Income tax expense 44 42 11 2 6.4 33 304.3 Net income $ 123 $ 122 $ 16 $ 1 0.2% $ 107 644.0 % Period end Balance Sheet (2) Loans and leases $ 32,116 $ 31,730 $ 29,170 $ 386 4.9% $ 2,946 10.1 % Deposits 2,958 3,023 3,067 (65) (8.6) (109) (3.5) Other Key Metrics Factoring volume $ 5,261 $ 5,353 $ 5,491 $ (92) (1.7) % $ (230) (4.2) % Commercial Bank Segment ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter loan and deposit growth percentages are annualized using end of period balances. Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft Please do not review commentary. To be provided in subsequent draft.

41 General Bank Segment ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter loan and deposit growth percentages are annualized using end of period balances. Increase (decrease) 2Q24 vs. 1Q24 2Q24 vs. 2Q23 Income Statement 2Q24 1Q24 2Q23 $ % $ % Net interest income $ 738 $ 691 $ 659 $ 47 6.8% $ 79 11.9 % Noninterest income 152 145 135 7 4.6 17 12.7 Net revenue 890 836 794 54 6.5 96 12.1 Noninterest expense 497 520 469 (23) (4.7) 28 5.7 Pre-provision net revenue (1) 393 316 325 77 24.4 68 20.9 Provision for credit losses 55 28 5 27 101.6 50 NM Income before income taxes 338 288 320 50 17.3 18 5.5 Income tax expense 93 78 77 15 18.1 16 20.7 Net income $ 245 $ 210 $ 243 $ 35 17.0% $ 2 0.8 % Period end Balance Sheet (2) Loans and leases $ 65,195 $ 63,732 $ 59,651 $ 1,463 9.2% $ 5,544 9.3 % Deposits 71,479 71,150 69,863 329 1.9 1,616 2.3 Other Key Metrics Number of branches 542 546 560 (4) (0.7) % (18) (3.2) % Wealth management assets under management ($B) $ 51.8 $ 51.7 $ 49.1 $ — 0.2 $ 2.7 5.5 Card volume 4,449 4,451 4,256 (2) — 193 4.5 Merchant volume 1,810 1,728 1,780 82 4.7 30 1.7 Highlights • The General Bank segment achieved strong loan growth during the quarter (9.2% annualized), driven primarily by business and commercial loan production. • Deposits increased $329 million compared to the linked quarter driven by growth in the branch network. • Segment revenue increased $54 million compared to the linked quarter as net interest income increased $47 million and noninterest income increased by $7 million. • Segment noninterest expense decreased $23 million, reflecting seasonally lower personnel expense. Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft Please do not review commentary. To be provided in subsequent draft.

42 Increase (decrease) 2Q24 vs. 1Q24 2Q24 vs. 2Q23 Income Statement 2Q24 1Q24 2Q23 $ % $ % Net interest income $ 577 $ 546 $ 554 $ 31 5.7% $ 23 4.1 % Noninterest income 139 137 145 2 0.7 (6) (5.1) Net revenue 716 683 699 33 4.8 17 2.4 Noninterest expense 387 384 464 3 0.8 (77) (16.8) Pre-provision net revenue (1) 329 299 235 30 10.0 94 40.0 Provision (benefit) for credit losses 18 22 (22) (4) (23.4) 40 (179.2) Income before income taxes 311 277 257 34 12.2 54 21.4 Income tax expense 85 75 70 10 12.9 15 22.6 Net income $ 226 $ 202 $ 187 $ 24 12.0% $ 39 0.4 % Period end Balance Sheet (2) Loans and leases $ 41,968 $ 39,846 $ 44,130 $ 2,122 21.4% $ (2,162) (4.9) % Deposits 35,891 34,014 37,092 1,877 22.2 (1,201) (3.2) Other Key Metrics Off balance sheet client funds $ 59,255 $ 59,010 $ 70,438 $ 245 0.4% $ (11,183) (15.9) % Card volume 1,191 1,232 1,549 (41.0) (3.3) (358) (23.1) % Merchant volume 1,767 1,715 1,343 52 3.0 424 31.6 % SVB Commercial Segment ($ in millions) Note – Silicon Valley Banking Segment results reflect a full quarter for the 2Q23 reporting period, and only 5 days of financial results for the 1Q23 reporting period, following the 3/27/23 acquisition date. Additionally, there is no provision expense in 1Q23 as this was recorded as part of purchase accounting. Reinstate note during 1Q24 when 1Q23 is shown again Note – SVB Commercial segment results do not include the accretion impact of SVB loans or the impact of interest bearing cash and debt that was added at the acquisition date (the aforementioned items are contained within Corporate). (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter loan and deposit growth percentages are annualized using end of period balances. Highlights • SVB Commercial segment loans increased $2.1 billion, or by 5.3%, compared to the linked quarter driven by growth in the Global Fund Banking portfolio, partially offset by paydowns exceeding new originations in Technology and Healthcare Banking. • Deposit balances increased by $1.9 billion, or by 5.5%, compared to the linked quarter driven by growth in both GFB and Technology and Healthcare Banking despite continued client cash burn, muted fundraising activity and migration to off balance sheet products. Off balance sheet client funds increased by $245 million. • Segment revenue increased $31 million driven by higher net interest income from strong loan growth, partially offset by higher interest expense from growth in interest-bearing deposits and a shift to higher yielding products. Noninterest income and noninterest expense were relatively flat compared to the linked quarter. • Provision for credit losses decreased by $4 million from the linked quarter as a lower reserve from a mix/shift to the lower loss rate GFB portfolio offset higher net charge-offs in early-stage clients. Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft Please do not review commentary. To be provided in subsequent draft.

43 Rail Segment ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter operating lease equipment growth percentage is annualized using end of period balances. (3) Railcars and locomotives number is rounded. Highlights • The fleet is effectively fully utilized, with a utilization rate of 98.8%. • Favorable renewal repricing trends continued, up 22% over the expiring rate for the quarter with gains in both tank cars (+30%) and freight cars (+15%). • Adjusted rental income on operating lease equipment decreased $13 million from the linked quarter from higher maintenance spend reflecting normalization following delays in maintenance experienced during the linked quarter and increased $13 million from the prior year quarter from top-line revenue growth. • Short-term outlook continues to be positive for maintaining strong utilization and re-pricing for the second half of 2024. Further improvement in conditions could be limited though if velocity improves and/or economic softness seeps into the rail commodity markets. • The Rail portfolio is driven by the industrial sector business cycle, and financial performance generally lags the economic cycle. Increase (decrease) 2Q24 vs. 1Q24 2Q24 vs. 2Q23 Income Statement 2Q24 1Q24 2Q23 $ % $ % Rental income on operating leases $ 201 $ 198 $ 180 $ 3 1.7% $ 21 12.1 % Less: depreciation on operating lease equipment 51 50 47 1 1.7 4 7.0 Less: maintenance and other operating lease expenses 60 45 56 15 35.9 4 7.0 Adjusted rental income on operating lease equipment (1) 90 103 77 (13) (13.1) 13 18.9 Interest expense, net 45 43 33 2 5.4 12 38.8 Noninterest income 2 4 (2) (2) (55.3) 4 (193.2) Noninterest expense 18 20 18 (2) (9.6) — 7.9 Income before income taxes 29 44 24 (15) (37.0) 5 16.3 Income tax expense 8 11 6 (3) (35.6) 2 19.6 Net income $ 21 $ 33 $ 18 $ (12) (37.5) % $ 3 15.2 % Period end Balance Sheet (2) Operating lease equipment, net $ 8,178 $ 8,048 $ 7,790 $ 130 6.5% $ 388 5.0 % Other Key Metrics Railcars and locomotives (3) 123,200 122,900 121,000 300 0.2% 2,200 1.8 % Utilization 98.8% 99.1% 98.3 % nm (0.3) nm 0.5 Renewal rate to previous rate 122% 125% 124 % nm (3.0) nm (2.0) Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft Please do not review commentary. To be provided in subsequent draft.

44 Highlights • Net interest income decreased $81 million compared to the linked quarter driven primarily by lower purchase accounting accretion and lower interest income from overnight investments, partially offset by increased interest income from higher investment securities. • Investment securities increased $2.6 billion from the linked quarter as we continue to shift balances from cash into short-duration investment securities. • Direct Bank deposits were relatively flat compared to the linked quarter. Corporate ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter investment securities and Direct Bank deposit growth percentages are annualized using end of period balances. Increase (decrease) 2Q24 vs. 1Q24 2Q24 vs. 2Q23 Income Statement 2Q24 1Q24 2Q23 $ % $ % Net interest income $ 272 $ 353 $ 523 $ (81) (23.0) % $ (251) (48.0) % Noninterest income 14 7 63 7 120.0 (49) (76.7) Net revenue 286 360 586 (74) (20.6) (300) (51.2) Noninterest expense 152 129 319 23 18.1 (167) (52.2) Pre-provision net revenue (1) 134 231 267 (97) (42.0) (133) (49.8) Provision (benefit) for credit losses — — (1) — — 1 (69.9) Income before income taxes 134 231 268 (97) (41.8) (134) (49.7) Income tax expense (benefit) 42 67 50 (25) (36.0) (8) (15.4) Net income $ 92 $ 164 $ 218 $ (72) (44.2) % $ (126) (57.6) % Period end Balance Sheet (2) Investment securities $ 37,666 $ 35,044 $ 22,171 $ 2,622 30.1% $ 15,495 69.9 % Direct Bank deposits 39,669 39,814 29,226 (145) (1.5) 10,443 35.7 Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft Please do not review commentary. To be provided in subsequent draft. Highlighted commentary subject to change

45 June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 June 30, 2023 Loans and leases (including off balance sheet exposure) (1) Beginning balance - unamortized fair value mark $ (2,005) $ (2,173) $ (2,378) $ (2,731) $ (2,944) Additions - Acquisition of SVB — — — — (61) PCD “gross up” — — — — 21 Other 3 5 7 78 11 Accretion 145 163 198 275 242 Ending balance $ (1,857) $ (2,005) $ (2,173) $ (2,378) $ (2,731) Core deposits and other intangibles Beginning balance $ 295 $ 312 $ 329 $ 347 $ 365 Amortization (15) (17) (17) (18) (18) Ending balance $ 280 $ 295 $ 312 $ 329 $ 347 Deposits (2) Beginning balance - unamortized fair value mark $ (7) $ (11) $ (16) $ (22) $ (28) Amortization 3 4 5 6 6 Ending balance $ (4) $ (7) $ (11) $ (16) $ (22) Borrowings (2) Beginning balance - unamortized fair value mark $ 151 $ 161 $ 169 $ 181 $ 139 Additions - Acquisition of SVB — — — — 44 Amortization (8) (8) (8) (12) (2) Other — (2) — — — Ending balance $ 143 $ 151 $ 161 $ 169 $ 181 Purchase accounting marks ($ in millions) Note – The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Purchase accounting marks on deposits and borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability.

Non-GAAP Reconciliations Section V

47 1Q23 4Q22 1Q22 Rental income on operating lease equipment (2) $ (158) $ (141) $ (147) Realized gain on sale of investment securities available for sale, net — — — Fair value adjustment on marketable equity securities, net 2 4 10 Gain on sale of leasing equipment, net (4) (10) (4) Gain on acquisition — — (55) Gain on extinguishment of debt — 2 — Other noninterest income(3) — (4) — Impact on adjusted noninterest income $ (160) $ (149) $ (196) Depreciation on operating lease equipment (2) $ (98) $ (96) $ (91) Maintenance and other operating lease expenses (2) (60) (45) (56) Salaries and benefits — — — Acquisition-related expenses (44) (58) (205) Intangible asset amortization (15) (17) (18) Other noninterest expense (4) 2 6 — Impact on adjusted noninterest expense $ (218) $ (222) $ (370) CECL Day 2 provision and reserve for unfunded commitments — (716) 1 Provision for credit losses- investment securities available for sale — (4) — Provision for credit losses - total adjustments $ — $ — $ 1 Impact on adjusted pre-tax income $ 134 $ 173 $ 38 Income tax impact (5) (6) 10 20 75 Impact on adjusted net income $ 48 $ 53 $ 98 Impact on adjusted diluted EPS $ 3.33 $ 3.66 6.73 Notable Items (1) ($ in millions, except per share data) 2Q24 1Q24 4Q23 3Q23 2Q23 Rental income on operating lease equipment (2) $ (158) $ (141) $ (155) $ (146) $ (147) Fair value adjustment on marketable equity securities, net 2 4 (9) 12 10 Bank-owned life insurance — — (2) 1 — Gain (loss) on sale of leasing equipment, net (4) (10) 83 (10) (4) Gain on acquisition, net of tax — — — (12) (55) Loss on extinguishment of debt — 2 — — — Other noninterest income (3) — (4) (5) 8 — Impact of notable items on adjusted noninterest income $ (160) $ (149) $ (88) $ (147) $ (196) Depreciation on operating lease equipment (2) $ (98) $ (96) $ (96) $ (95) $ (91) Maintenance and other operating lease expenses (2) (60) (45) (59) (51) (56) Professional fees (4) (1) (3) (5) — — FDIC insurance special assessment (2) (9) (64) — — Acquisition-related expenses (44) (58) (116) (121) (205) Intangible asset amortization (15) (17) (17) (17) (18) Other noninterest expense (5) 2 6 — — — Impact of notable items on adjusted noninterest expense $ (218) $ (222) $ (357) $ (284) $ (370) Day 2 provisions for loan and lease losses and off-balance sheet credit exposure $ — $ — $ — $ — $ — Benefit for credit losses on investment securities AFS — — — 3 1 Impact of notable items on adjusted provision for credit losses $ — $ — $ — $ 3 $ 1 Impact of notable items on adjusted pre-tax income $ 58 $ 73 $ 269 $ 134 $ 173 Income tax impact (6) 10 20 90 58 75 Impact of notable items on adjusted net income $ 48 $ 53 $ 179 $ 76 $ 98 Impact of notable items on adjusted diluted EPS $ 3.33 $ 3.66 $ 12.25 $ 5.25 $ 6.73 (1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that management believes should be excluded from adjusted measures (non- GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (non-GAAP) to analyze BancShares’ performance. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. (2) Depreciation and maintenance and other operating lease expenses are reclassified from noninterest expense to a reduction of rental income on operating lease equipment. There is no net impact to earnings for this notable item as adjusted noninterest income and expense are reduced by the same amount. Adjusted rental income on operating lease equipment (non-GAAP) is net of depreciation and maintenance expense for operating lease equipment. Management believes this measure is meaningful because it helps management monitor the performance and profitability of the operating leases after deducting direct expenses. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. (3) Other noninterest income includes a gain on litigation settlement in 1Q24, a gain on sale of insurance accounts in 4Q23, and a measurement period adjustment related to FX translation in 3Q23. (4) Professional fees includes expenses related to integration activities. (5) Other noninterest expense consists of litigation reserve releases. (6) For the periods presented, the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate.

48

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			2Q24	1Q24	2Q23
Net income and EPS					
Net income (GAAP)	a	$	707	731	682
Preferred stock dividends			16	15	15
Net income available to common stockholders (GAAP)	b		691	716	667
Total notable items, after income tax	c		48	53	98
Adjusted net income (non-GAAP)	d = (a+c)		755	784	780
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$	739	769	765
Weighted average common shares outstanding					
Basic	f		14,534,499	14,533,302	14,528,134
Diluted	g		14,534,499	14,536,442	14,537,938
EPS (GAAP)					
Basic	b/f	$	47.54	49.27	45.90
Diluted	b/g		47.54	49.26	45.87
Adjusted EPS (non-GAAP)					
Basic	e/f	$	50.87	52.94	52.64
Diluted	e/g		50.87	52.92	52.60
Noninterest income and expense					
Noninterest income	h	$	639	627	658
Impact of notable items, before income tax			(160)	(149)	(196)
Adjusted noninterest income (non-GAAP)	i	$	479	478	462
Noninterest expense	j	$	1,386	1,376	1,572
Impact of notable items, before income tax			(218)	(222)	(370)
Adjusted noninterest expense (non-GAAP)	k	$	1,168	1,154	1,202
Provision for credit losses		$	95	64	151
Less: provision (benefit) for credit losses on investment securities available for sale			—	—	(1)
Adjusted provision for credit losses (non-GAAP)		$	95	64	152

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

49 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 2Q24 1Q24 2Q23 PPNR Net income (GAAP) a $ 707 731 682 Plus: provision for credit losses 95 64 151 Plus: income tax expense 272 273 214 PPNR (non-GAAP) l $ 1,074 1,068 1,047 Impact of notable items (1) 58 73 174 Adjusted PPNR (non-GAAP) m $ 1,132 1,141 1,221 ROA Net income (GAAP) a $ 707 731 682 Annualized net income n = a annualized 2,842 2,942 2,734 Adjusted net income (non-GAAP) d 755 784 780 Annualized adjusted net income p = d annualized 3,036 3,156 3,126 Average assets o 218,891 216,081 209,309 ROA n/o 1.30% 1.36% 1.31 % Adjusted ROA (non-GAAP) p/o 1.39 1.46 1.49 PPNR ROA PPNR (non-GAAP) l $ 1,074 1,068 1,047 Annualized PPNR q = l annualized 4,316 4,296 4,200 Adjusted PPNR (non-GAAP) m 1,132 1,141 1,221 Annualized adjusted PPNR r = m annualized 4,552 4,589 4,893 PPNR ROA (non-GAAP) q/o 1.97% 1.99% 2.00 % Adjusted PPNR ROA (non-GAAP) r/o 2.08 2.12 2.34 (1) Excludes the notable items for the provision for credit losses and income taxes as these items are excluded from PPNR as presented in the table above. Note: Certain items above do not precisely recalculate as presented due to rounding.

50

Non-GAAP Reconciliations

($ in millions)

Non-GAAP Reconciliations			2Q24	1Q24	2Q23
ROE and ROTCE					
Annualized net income available to common stockholders	s = b annualized	$	2,779	2,880	2,675
Annualized adjusted net income available to common stockholders	t = e annualized	$	2,974	3,094	3,067
Average stockholders' equity (GAAP)		$	22,052	21,498	19,521
Less: average preferred stock			881	881	881
Average common stockholders' equity (non-GAAP)	u	$	21,171	20,617	18,640
Less: average goodwill			346	346	346
Less: average other intangible assets			288	304	357
Average tangible common equity (non-GAAP)	v	$	20,537	19,967	17,937
ROE	s/u		13.13 %	13.97 %	14.35 %
Adjusted ROE (non-GAAP)	t/u		14.05	15.01	16.46
ROTCE (non-GAAP)	s/v		13.53	14.42	14.91
Adjusted ROTCE (non-GAAP)	t/v		14.48	15.50	17.10
Tangible common equity to tangible assets					
Stockholders' equity (GAAP)	w	$	22,487	21,848	19,771
Less: preferred stock			881	881	881
Common equity (non-GAAP)	x	$	21,606	20,967	18,890
Less: goodwill			346	346	346
Less: other intangible assets			280	295	347
Tangible common equity (non-GAAP)	y	$	20,980	20,326	18,197
Total assets (GAAP)	z		219,827	217,836	209,502
Tangible assets (non-GAAP)	aa		219,201	217,195	208,809
Total equity to total assets (GAAP)	w/z		10.23 %	10.03 %	9.44 %
Tangible common equity to tangible assets (non-GAAP)	y/aa		9.57	9.36	8.71

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

51

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			2Q24	1Q24	2Q23
Book value and tangible book value per common share					
Common shares outstanding at period end	bb		14,529,735	14,529,735	14,520,034
Book value per share	x/bb	$	1,487.00	1,443.03	1,300.93
Tangible book value per share (non-GAAP)	y/bb		1,443.92	1,398.88	1,253.20
Efficiency ratio					
Net interest income	cc	$	1,821	1,817	1,961
Efficiency ratio (GAAP)	j / (h + cc)		56.36 %	56.30 %	60.06 %
Adjusted efficiency ratio (non-GAAP)	k / (i + cc)		50.77	50.29	49.65
Rental income on operating lease equipment					
Rental income on operating lease equipment		$	259	255	238
Less: depreciation on operating lease equipment			98	96	91
Less: maintenance and other operating lease expenses			60	45	56
Adjusted rental income on operating lease equipment (non-GAAP)		$	101	114	91
Rental income on operating lease equipment: Rail segment					
Rental income on operating lease equipment		$	201	198	180
Less: depreciation on operating lease equipment			51	50	47
Less: maintenance and other operating lease expenses			60	45	56
Adjusted rental income on operating lease equipment (non-GAAP)		$	90	103	77
Income tax expense					
Income tax expense		$	272	273	214
Impact of notable items			10	20	75
Adjusted income tax expense (non-GAAP)		$	282	293	289
Net Interest Margin					
Net interest margin (NIM)			3.64 %	3.67 %	4.11 %
NIM impact from purchase accounting accretion			(0.28)	(0.32)	(0.52)
NIM, excluding purchase accounting accretion (non-GAAP)			3.36 %	3.35 %	3.59 %

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

52 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 2Q24 1Q24 2Q23 PPNR: Commercial Bank Segment Segment net income (GAAP) $ 123 122 16 Plus: provision for credit losses 22 14 169 Plus: income tax expense 44 42 11 PPNR (non-GAAP) $ 189 178 196 PPNR: General Bank Segment Segment net income (GAAP) $ 245 210 243 Plus: provision for credit losses 55 28 5 Plus: income tax expense 93 78 77 PPNR (non-GAAP) $ 393 316 325 PPNR: SVB Commercial Segment Segment net income (GAAP) $ 226 202 187 Plus: provision for credit losses 18 22 (22) Plus: income tax expense 85 75 70 PPNR (non-GAAP) $ 329 299 235 PPNR: Corporate Net income (GAAP) $ 92 164 218 Plus: provision for credit losses — — (1) Plus: income tax expense (benefit) 42 67 50 PPNR (non-GAAP) $ 134 231 267 Total Risk Based Capital Ratio Total risk based capital ratio (GAAP) 15.45 % Less: impact of FDIC Shared Loss Agreement 0.97 Adjusted total risk based capital ratio (non-GAAP) 14.48 % CET1 Capital Ratio CET1 capital ratio (GAAP) 13.33 % Less: impact of FDIC Shared Loss Agreement 0.85 Adjusted CET1 capital ratio (non-GAAP) 12.48 % Tier 1 Capital Ratio Tier 1 capital ratio (GAAP) 13.87 % Less: impact of FDIC Shared Loss Agreement 0.87 Adjusted Tier 1 capital ratio (non-GAAP) 13.00%